UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BULLDOG TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0377543
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Riverside Place, Suite 301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7
(Address of Principal Executive Offices and Zip Code)

2004 Stock Option Plan
Employment Agreement with Robin Wald
(Full title of the plan)

John Cockburn, President
Bulldog Technologies Inc.
Riverside Place, Suite 301 – 11120 Horseshoe Way
Richmond, British Columbia, Canada V7A 5H7
(Name and address of agent for service)

604.271.8656
(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Virgil Hlus
Clark, Wilson, Barristers and Solicitors
#800 - 885 West Georgia Street
Vancouver, British Columbia, V6C 3H1
Telephone: 604.891.7707
Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	7,150,000(1)	$1.65(1)	$11,797,500(2)	$1,388.57(2)

(1) We are registering an aggregate of up to 7,150,000 of our common shares, consisting of 150,000 shares of our common stock that we are required to issue to our Chief Technical Officer pursuant to a written employment contract with him and up to 7,000,000 shares of our common stock that we may issue pursuant to our 2004 Stock Option Plan. Our 2004 Stock Option Plan authorizes the issuance of a maximum of 7,000,000 shares of our common stock pursuant to stock options granted to eligible employees, directors, officers and consultants of our company or any of our subsidiaries. All of the shares issuable under the Stock Option Plan are being registered under this registration statement on Form S-8.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($1.74 bid; $1.57 ask) of the common stock of Bulldog Technologies Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on December 22, 2004.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 7,150,000 shares of our common stock consisting of 150,000 shares that we have issued to our Chief Technical Officer pursuant to his written employment agreement with our company, and 7,000,000 shares that we may issue pursuant to our 2004 Stock Option Plan. The purpose of the 2004 Stock Option Plan is to secure for our company and our shareholders the benefits arising from capital stock ownership by employees, directors or officers of, and consultants or advisors to, our company and subsidiary corporations who have contributed to our company in the past and who are expected to contribute to our company's future growth and success.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. The reoffer prospectus has been included in this registration statement on Form S-8 so that the selling security holders may resell up to 6,135,000 shares of our common stock consisting of 150,000 shares that we have issued to Mr. Robin Wald, our Chief Technical Officer, pursuant to his written employment agreement with our company dated May 10, 2004; the balance of 5,985,000 shares consists of common shares that we may issue upon exercise of up to an aggregate of 5,985,000 share purchase options that we have issued to certain of our consultants, advisory board members, employees, directors or officers of, and consultants or advisors, pursuant to our Amended and Restated 2004 Stock Option Plan. Accordingly, we have included the names of these selling security holders, and the nature and number of the securities to be issued to and reoffered by them, in the reoffer prospectus.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our Amended and Restated 2004 Stock Option Plan, and who, in the case of an award of stock options, consent to and execute the required form of Stock Option Agreement. A copy of the Amended and Restated 2004 Stock Option Plan is attached as Exhibit 4.1 to this Form S-8 and the form of Stock Option Agreement for use under the Amended and Restated 2004 Stock Option Plan is attached as Exhibit 4.2 to this Form S-8.

This registration statement relates to a maximum of 7,000,000 common shares in the capital of Bulldog Technologies Inc. issuable pursuant to the exercise of options or other awards granted under the Amended and Restated 2004 Stock Option Plan, and an additional 150,000 of our common shares that we have issued to Mr. Robin Wald, our Chief Technical Officer, pursuant to his written employment agreement with our company dated May 10, 2004.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, Bulldog Technologies Inc., Riverside Place, Suite 301, 11120 Horseshoe Way, Richmond, Canada, V7A 5H7. Our telephone number is 604.271.8656.

REOFFER PROSPECTUS

The date of this Reoffer Prospectus is December 30, 2004

Bulldog Technologies Inc.
Suite 301 – 111200 Horseshoe Way
Richmond, British Columbia, Canada V7A 5H7

6,135,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 6,135,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. We anticipate that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any part of the proceeds from sales made under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. The selling security holders will bear all sales commissions and similar expenses. We will, however, pay all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common shares are quoted on the OTC Bulletin Board under the trading symbol “BLLD”. On December 20, 2004, the last reported closing price for our common stock was $1.58 on the OTC Bulletin Board.

Our principal executive offices are located at Riverside Place, Suite 301, 11120 Horseshoe Way, Richmond, Canada, V7A 5H7. Our telephone number is 604.271.8656.

The common shares offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

TABLE OF CONTENTS

PAGE NUMBER
PROSPECTUS SUMMARY	7
OUR BUSINESS	7
RISK FACTORS	7
RISKS RELATED TO THIS OFFERING	8
Sales of a substantial number of shares of our common stock into the public market by any selling stockholders will dilute your interest and may result in significant downward pressure on the price of our common stock, which could affect the ability of our stockholders to realize the current trading price of our common stock. In addition, a decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.	8
Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.	8
Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.	8
NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.	9
RISKS RELATED TO OUR BUSINESS	9
We have had negative cash flows from operations. Our business operations may fail if our actual cash requirements exceed our estimates, and we are not able to obtain further financing.	9
A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.	10
If we issue additional shares in the future this may result in dilution to our existing stockholders.	10
There is a high risk of business failure due to the fact that we have not commenced commercial operations.	10
We have a history of losses and negative cash flows, which is likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of sales.	10
Unless we can establish significant sales of our current products, our potential revenues may be significantly reduced.	11
Substantially all of our assets and our directors and officers will be located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.	11
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.	11
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.	11
Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	12
If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.	12
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire reoffer prospectus, including the "Risk Factors" section appearing at page 7, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 6,135,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sales of common stock by the selling security holders under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

Our principal executive offices are located at Riverside Place, Suite 301, 11120 Horseshoe Way, Richmond, Canada, V7A 5H7. Our telephone number is 604.271.8656. We maintain a website at www.bulldog-tech.com. Information contained on our website does not form part of this prospectus.

OUR BUSINESS

Our company is in the business of the development, manufacture and sale of the Bulldog Online Security System, which is commonly referred to as "BOSS", designed to prevent cargo theft from containers, tractor-trailers and cargo vans. We developed a compact, portable and electronic security device that attaches to the locking-rod of trailers and containers while in transit or storage. We have developed a security system for use on trucks that communicates with a pager which is carried by the driver. This system is known as the Road BOSS. The driver is alerted at attempts to access the cargo. The Road BOSS interfaces with satellite truck tracking systems. The business has also developed a security system for security of storage yard containers that alerts dispatch personnel of theft. This system is known as the Yard BOSS. We are considered to be in the development stage for accounting purposes, as we have not yet realized any commercial sales of any of our products.

We have one subsidiary, Bulldog Technologies Inc., a British Columbia corporation incorporated on September 23, 1998. We acquired our subsidiary on November 10, 2003.

There were 23,746,817 shares of our common stock issued and outstanding as at December 2, 2004.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of these risks. Also, the risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Much of the information included in this reoffer prospectus includes or is based upon estimates, projections or other "forward-looking statements". The term ‘forward-looking statements’ is defined in the Private Securities Litigation Reform Act of 1995. The term relates to future events or our future financial performance. In some cases, you can identify forward looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” and “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in this section, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this prospectus. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

In evaluating us, our business and any investment in our business, readers should carefully consider the following factors, as well as the risks and uncertainties discussed in our annual report on Form 10-KSB filed with the Securities and Exchange Commission on November 29, 2004.

Risks Related To This Offering

Sales of a substantial number of shares of our common stock into the public market by any selling stockholders will dilute your interest and may result in significant downward pressure on the price of our common stock, which could affect the ability of our stockholders to realize the current trading price of our common stock. In addition, a decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 23,746,817 shares of common stock issued and outstanding as of December 2, 2004. When this registration statement becomes effective, the selling stockholders may be reselling up to 6,135,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be available for resale subject to any vesting provisions contained in the individual stock option agreements, which could have an adverse effect on the price of our common stock. The issuance of any such shares may also result in a reduction of the book value of the outstanding shares of our common stock, as well as a reduction in the proportionate ownership and voting power of all other stockholders.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

A prolonged decline in the price of our common stock could have a negative impact on our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future could force us to reallocate funds from other planned uses and have a significant negative effect on our business plans and operations, including our ability to develop new products, continue our current operations and meet our obligations as and when they come due.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Risks Related To Our Business

We have had negative cash flows from operations. Our business operations may fail if our actual cash requirements exceed our estimates, and we are not able to obtain further financing.

Our company has had negative cash flows from operations as we have not yet commenced the sale of our products. To date, we have incurred significant expenses in product development and administration in order to ready our products for market. Our business plan calls for additional significant expenses necessary to bring the Bulldog Online Security Systems (our primary product line described below) to market. We have estimated that we will require approximately $2,740,000 to carry out our business plan during the year ending August 31, 2005. As at August 31 2004, we had cash and short-term investments of $3,407,018. Subsequent to this date, the company received gross proceeds of $1,108,631 from the exercise of warrants. We believe we have sufficient funds to satisfy our cash requirements during this period. However, there is no assurance that actual cash requirements will not exceed our estimates, in which case we will require additional financing to bring our products into commercial operation, finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. In particular, additional capital may be required in the event that:

- we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our product and services; or

- we incur any significant unanticipated expenses.

We may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Even if financing is available it may not be available on terms that are favourable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively. More importantly, if we are unable to raise further financing when required, our continued operations may have to be scaled down or even ceased and our ability to generate revenues would be negatively affected.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

There is a high risk of business failure due to the fact that we have not commenced commercial operations.

Although we are in the initial stages of production of the Bulldog Online Security Systems, there is no assurance that we will be able to successfully develop sales of our systems. Thus we have no way of evaluating whether we will be able to operate the business successfully, and there is no assurance that we will be able to achieve profitable operations.

Potential investors should be aware of the difficulties normally encountered in developing and commercializing new industrial products and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to development, manufacture and financing of the Bulldog Online Security Systems products. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a history of losses and negative cash flows, which is likely to continue unless our products gain sufficient market acceptance to generate a commercially viable level of sales.

From inception through August 31, 2004, we have incurred aggregate net losses of $2,608,156, including a loss incurred for the year ended August 31, 2004 of $1,014,759. For the fiscal year ended August 31, 2003, Bulldog Nevada had a net loss for the year of $157,043 and Bulldog BC had a net loss for the year of $155,797. We also incurred losses from operations for each of the years ended August 31, 2002 and 2001. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our products, the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

Although we anticipate that we will be able to start generating revenues during the next 12 months, we also expect an increase in development and operating costs. Consequently, we expect to incur operating losses and net cash outflow unless and until our existing products, and/or any new products that we may develop, gain market acceptance sufficient to generate a commercially viable and sustainable level of sales.

Unless we can establish significant sales of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our security products. We expect that these product offerings and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. The successful introduction and broad market acceptance of our security products - as well as the development, introduction and market acceptance of any future enhancements - are, therefore, critical to our future success and our ability to generate revenues. Unfortunately, there can be no assurance that we will be successful in marketing our current product offerings, or any new product offerings, applications or enhancements. Failure to achieve broad market acceptance of our security products, as a result of competition, technological change, or otherwise, would significantly harm our business.

Substantially all of our assets and our directors and officers will be located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of these persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our directors or officers.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Although management is not aware of similar products which would compete directly with Bulldog Online Security Systems, it is anticipated that larger, better-financed companies will develop products similar or superior to the Bulldog Online Security Systems. Such competition could affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our online security system. Other than filing a patent in the United States and registering the domain name www.bulldog-tech.com, we have not taken any action to protect our proprietary technology and proprietary computer software. If any of our competitors copies or otherwise gains access to our proprietary technology or software or develops similar technologies independently, we would not be able to compete as effectively.

We also consider our trademarks invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. We are planning to register the trademarks "Bulldog," "Road BOSS" and "Yard BOSS" in Canada and in the United States. These and any other measures that we may take to protect our intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorised use.

Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our products, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

USE OF PROCEEDS

The options being registered by this registration statement, including the shares of common stock that may be issued by our company upon the exercise of the options granted to the selling security holders under our Amended and Restated 2004 Stock Option Plan, are being registered for the benefit of the selling security holders named in this reoffer prospectus. All proceeds from the resale of these shares will go to the selling security holders, although we will receive the exercise price at the time of the exercise of any options by the selling security holders. As we can predict neither the exercise price for share purchase options that we have not yet granted nor the number of share purchase options that will be exercised by the selling security holders that do currently hold share purchase options, we cannot estimate the aggregate dollar amount that we might receive upon the exercise of these share purchase options from time-to-time. Accordingly, we cannot allocate these proceeds to a specific purpose, though we propose to use any such proceeds for general working capital purposes as and when they are received.

DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

DILUTION

Because any selling security holders who offer and sell common shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising out of these sales.

SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holder has had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for each selling security holder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling security holder after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling security holders exercise all of their options and sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

Selling security holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
John Cockburn, Director, President and Chief Executive Officer (4)	4,156,196	825,000	825,000	18.0%	17.5%
James McMillan Chief Operating Officer and Director(5)	50,000	600,000	600,000	2.6%	*
Robin Heetor Wald, Chief Technical Officer(6)	150,000(7)	300,000	450,000	1.9%	*
Matthew Yoon Chief Financial Officer (8)	Nil	300,000	300,000	1.2%	Nil
Sam Raich(9)	Nil	180,000	180,000	*	Nil
Valery Krutov(9)	Nil	180,000	180,000	*	Nil
Volodmymyr Lyaskalo(9)	Nil	75,000	75,000	*	Nil
Jan Roscovich(9)	Nil	300,000	300,000	1.2%	Nil
Darrel Huskey(9)	Nil	450,000	450,000	1.9%	Nil
Pat Donohue(9)	Nil	300,000	300,000	1.2%	Nil
Charles Miller(10)	Nil	50,000	50,000	*	Nil
Henrik Rouf(10)	Nil	50,000	50,000	*	Nil
Charles Hiltzheimer(10)	Nil	50,000	50,000	*	Nil
William Herbert(10)	Nil	50,000	50,000	*	Nil
Tex Enemark(10)	Nil	25,000	25,000	*	Nil
Alan Atkinson(9)	Nil	300,000	300,000	*	Nil
Jose Rueda(12)	Nil	150,000	150,000	*	Nil

Selling security holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering	After Offering
Michael Carpenter(9)	Nil	300,000	300,000	*	Nil
John Pyne(9)	Nil	300,000	300,000	*	Nil
Gordon Hardman(9)	Nil	300,000	300,000	*	Nil
Richard Booth(9)	Nil	300,000	300,000	*	Nil
Michael Molina(10)	Nil	50,000	50,000	*	Nil
Brett Millar(11)	Nil	100,000	100,000	*	Nil
Denis Beaudoin(9)	Nil	300,000	300,000	1.2%	Nil
Boo Jock Chong(11)	Nil	50,000	50,000	*	Nil
Steven Flores(11)	Nil	100,000	100,000	*	Nil

*	Less than 1%.

(1)	Represents shares of our common stock beneficially owned by the named selling stockholder. This figure does not include any shares that may be acquired under the options being registered on this Registration Statement.

(2)	Represents shares of our common stock underlying options granted to each of the named selling stockholders under the 2004 Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus. Stock options granted to employees and consultants are generally vested over 36 months beginning one month from the date of the grant of such options. Stock options granted to advisory board members vest over a 10 month period and stock options granted to directors vest over a 12 month period.

(3)	Based on 23,746,817 shares of our common stock outstanding as of December 2, 2004.

(4)	Mr. Cockburn is currently our President, Chief Executive Officer, Secretary and a Director of our company. Mr. Cockburn has held these positions since November 7, 2003. Mr. Cockburn was previously our Chief Financial Officer and Treasurer from November 7, 2003 to May 1, 2004.

(5)	Mr. McMillan is currently our Chief Operating Officer and a director of our company. Mr. McMillan has been a director of our company since November 17, 2003 and our Chief Operating Officer since August 1, 2004.

(6)	Mr. Wald is currently our Chief Technical Officer and has held this position since September 1, 2003.

(7)	Mr. Wald currently owns 75,000 shares of common stock of our company. This figure includes the 75,000 shares which are to be issued to Mr. Wald on or before January 30, 2005.

(8)	Mr. Yoon is currently our Chief Financial Officer and Treasurer. Mr. Yoon has held these positions since May 1, 2004.

(9)	Employees of our company.

(10)	Advisory Board Member.

(11)	Director.

(12)	Consultant.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling security holder after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

(c)	an exchange distribution in accordance with the rules of the applicable exchange;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e)	privately negotiated transactions;

(f)	market sales (both long and short to the extent permitted under the federal securities laws);

(g)	at the market to or through market makers or into an existing market for the shares;

(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of

1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The August 31, 2004 consolidated financial statements incorporated by reference in this re-offer prospectus have been audited by BDO Dunwoody LLP, independent registered public accounting firm, to the extent and for the period set forth in their report, incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The August 31, 2003 financial statements incorporated by reference in this prospectus have been audited by Amisano Hanson, independent registered public accounting firm, to the extent and for the period set forth in their report, incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since the filing of our Form 10-KSB on November 29, 2004, which have not previously been described in a report on Form 8-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 17 hereof for a list of documents filed by our company with the United States Securities and Exchange Commission, which are incorporated herein by this reference.

AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file Form 8-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission's website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1.     Our Annual Report on Form 10-KSB on November 29, 2004;

2.     The description of our company's common stock contained in our registration statement on Form SB-2 (SEC file number 333-100261), filed with the Securities and Exchange Commission on May 17, 2004, including all amendments and reports for the purpose of updating such description; and

3.     Our Current Reports on Form 8-K filed on December 7, 14 and 22, 2004.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Amended and Restated 2004 Stock Option Plan, effective March 1, 2004

4.2	Form of Stock Option Agreement

4.3	Employment Agreement with Robin Wald dated May 10, 2004

5	Opinion of Clark, Wilson

23.1	Consent of Clark, Wilson (included in Exhibit 5)

23.2	Consent of BDO Dunwoody, LLP, Chartered Accountants on Bulldog Technologies Inc. (formerly Northward Ventures, Inc.)

23.3	Consent of Amisano Hanson, Chartered Accountants on Bulldog Technologies, Inc. (a Nevada corporation) and Bulldog Technologies Inc. (a British Columbia company) (the predecessor companies)

24	Power of Attorney (included in signature page)

Item 9. Undertakings.

(a)	We hereby undertake:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

		(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia on December 30, 2004.

BULLDOG TECHNOLOGIES INC.

“John Cockburn”
John Cockburn, President, Secretary, and Director
(Principal Executive Officer)

“Matthew Swee Kong Yoon”
Matthew Swee Kong Yoon, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints John Cockburn as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES

“John Cockburn”
John Cockburn, President, Secretary, and Director
(Principal Executive Officer)
December 30, 2004

“Matthew Yoon”
Matthew Swee Kong Yoon
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
December 30,2004

“James McMillan”
James McMillan
Director, Chief Operating Officer
December 30, 2004

“Boo Jock Chong”
Boo Jock Chong
Director
December 30, 2004

“Brett Millar”
Brett Millar
Director
December 30, 2004